Exhibit 99.1

TransEnterix Announces Pricing of $24.9 Million Public Offering of

Common Stock and Warrants

RESEARCH TRIANGLE PARK, N.C., April 28, 2017 – (BUSINESS WIRE) – TransEnterix, Inc. (NYSE MKT:TRXC) (“TransEnterix”), a medical device company that is pioneering the use of robotics to improve minimally invasive surgery, announced the pricing of its public offering of units, each consisting of one share of the Company’s common stock, one Series A warrant to purchase one share of common stock and one Series B warrant to purchase 0.75 shares of common stock at a price of $1.00 per unit. Each Series A warrant may be exercised at any time beginning on the date of issuance, and from time to time thereafter, through and including the first anniversary of the issuance date, unless terminated earlier as provided in the Series A warrant. In the event the FDA provides clearance with respect to the company’s Senhance System 510(k) application, which was submitted to the FDA in April 2017, the holders of Series A warrants will have 10 business days following written notice to exercise, in whole or in part, their Series A warrants. Any Series A warrants that remain unexercised after such 10 business day period will expire. Each Series B warrant may be exercised at any time beginning on the date of issuance and from time to time thereafter through and including the fifth anniversary of the issuance date. TransEnterix expects the gross proceeds of the offering to be $24.9 million, before deducting underwriter’s discounts and expenses payable by TransEnterix. If a registration statement registering the resale of the shares of common stock underlying the Series A warrants under the Securities Act of 1933, as amended, is not available, the holder of such Series A warrants may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. Any holder of Series B warrants may elect to exercise any such Series B warrant through a cashless exercise at any time prior to expiration. All of the securities to be sold in the offering are to be sold by TransEnterix.

Stifel is acting as the sole book-running manager. The offering is expected to close on or about May 3, 2017, subject to customary closing conditions.

A shelf registration statement relating to the securities offered in the public offering described above was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2014 and declared effective on December 19, 2014 (File No. 333-199998), and post-effectively amended pursuant to Post-Effective Amendment No. 1 on Form S-3, as filed with the SEC on March 8, 2016 and declared effective on June 22, 2016 and a related registration statement was filed pursuant to Rule 462(b) under the Securities Act of 1933. The offering is being made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement related to the offering has been filed with the SEC and may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov. A final prospectus supplement related to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained by contacting Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104 or by telephone: (415) 364-2720.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, the securities in the described offering, nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About TransEnterix, Inc.

TransEnterix is a medical device company that is pioneering the use of robotics to improve minimally invasive surgery by addressing the clinical and economic challenges associated with current laparoscopic and robotic options. The company is focused on the commercialization of the Senhance™ Surgical Robotic System, a multi-port robotic system that brings the advantages of robotic surgery to patients while enabling surgeons with innovative technology such as haptic feedback and eye sensing camera control. The Company also developed the SurgiBot™ System, a single-port, robotically enhanced laparoscopic surgical platform. The Senhance Surgical Robotic System has been granted a CE Mark but is not currently available for sale in the United States.

Forward Looking Statements

This press release includes statements relating to the proposed offering of TransEnterix’s securities. These statements and other statements regarding our future plans and goals constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including our expectations regarding the proposed offering and use of proceeds. For a discussion of the risks and uncertainties associated with TransEnterix’s business, please review our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For TransEnterix, Inc.

Investor Contact:

Mark Klausner, +1 443-213-0501

invest@transenterix.com

or

Media Contact:

(For EU) Conrad Harrington, +44 (0)20 3178 8914

(For US) Hannah Dunning, +1 415-618-8750

TransEnterix-SVC@sardverb.com